Exhibit 99.1

March 4, 2022

JELD-WEN ANNOUNCES CFO TRANSITION AND NEW LEADER FOR EUROPEAN BUSINESS

David Guernsey to Serve as Acting CFO; William (Bill) Christensen to Lead Europe

Charlotte, N.C. - JELD-WEN Holding, Inc. (NYSE:JELD), a leading global manufacturer of building products, today announced a transition of its chief financial officer role, effective April 1. Current CFO John Linker has decided to resign to pursue another CFO opportunity in a different industry and will transition his responsibilities by the end of March. David Guernsey, currently EVP and president of JELD-WEN Europe, will serve as acting CFO while the company conducts a search for a permanent replacement. As part of a previously planned transition, William (Bill) Christensen will join JELD-WEN as EVP and president of JELD-WEN Europe on April 1.

“As a member of JELD-WEN’s senior leadership team for nearly three years, David brings deep knowledge of our business combined with an extensive financial background, making him well-positioned to serve as acting CFO. I have full confidence in our world-class finance team and expect the transition to be seamless,” said Gary S. Michel, chair, president and CEO. “I appreciate John’s many contributions to JELD-WEN over the past 10 years and wish him well in the next stage of his career.”

Christensen most recently served as CEO and group executive board chair of REHAU AG, a privately held Swiss-based global manufacturer with more than €3.0 billion in sales and approximately 20,000 employees. He has more than 25 years’ experience in senior management roles comprising general management, finance, sales and marketing in both public and private companies.

“Bill’s proven track record in building high-performing teams to drive profitable growth for global companies makes him an excellent choice to lead our European business,” said Michel. “We look forward to Bill joining JELD-WEN and continuing to accelerate our customer-focused strategies to grow the business in Europe.”

“I’m thrilled to be joining JELD-WEN at an exciting time to further build on the company’s growth trajectory,” said Christensen. “The breadth and scale of the company’s products, commitment to sustainability and its premier performing culture are key differentiators and represent the type of organization I want to be a part of.”

About William (Bill) Christensen

Christensen joins JELD-WEN after six years at REHAU AG, where he led transformation efforts to drive profitable growth.

Prior to joining REHAU AG, Christensen was CEO of AFG Holding, a Swiss-based global building products manufacturer. In addition, he spent 10 years at Geberit International AG, a Swiss-based global plumbing manufacturer, in several executive roles including group executive board member and head of international sales, as well as president and CEO of The Chicago Faucets Company.

He also served in various finance and business development roles at J.P. Morgan Securities and Rieter Automotive Systems.

Christensen has a bachelor’s degree in economics from Rollins College and an MBA from the University of Chicago’s Booth School of Business. He is on the board of directors at VELUX A/S.

About David Guernsey

Guernsey joined JELD-WEN in 2019 as senior vice president and president, Europe and was promoted to executive vice president in 2020.

Prior to joining the company, he held various positions of increasing responsibility at Trane Technologies (formerly Ingersoll Rand) including vice president and CFO for both the Residential Business and the Commercial Business in North America, Europe and the Middle East.

Previously, Guernsey served in various finance, business development and strategy roles at Pepsi Bottling Group, Sea-Land Service, United Technologies and Unisys.

Guernsey holds a bachelor’s degree in finance and business administration from Ball State University and an MBA from Butler University.

About JELD-WEN

Headquartered in Charlotte, N.C., JELD-WEN is a leading global manufacturer of high-performance interior and exterior building products, offering one of the broadest selections of windows, interior and exterior doors, and wall systems. JELD-WEN delivers a differentiated customer experience, providing construction professionals with durable, energy-efficient products and labor-saving services that help them maximize productivity and create beautiful, secure spaces for all to enjoy. The JELD-WEN team is driven by innovation and committed to creating safe, sustainable environments for customers, associates, and local communities. The JELD-WEN family of brands includes JELD-WEN® worldwide; LaCantina™ and VPI™ in North America; Swedoor® and DANA® in Europe; and Corinthian®, Stegbar®, and Breezway® in Australia. Visit JELD-WEN.com for more information.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements by our CEO and statements regarding our business strategies and future financial performance. Forward-looking statements are generally identified by our use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, or “intend” or comparable terminology. Although we believe these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond our control that could cause actual outcomes and results to be materially different from those indicated in such statements. Risks and uncertainties that could cause actual results to differ materially from such statements include but are not limited to the factors discussed in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update after the date of this release.

# # #

Media Contact:

JELD-WEN Holding, Inc.

Caryn Klebba

Head of Global Public Relations

704-807-1275

cklebba@jeldwen.com

Investor Relations Contact:

JELD-WEN Holding, Inc.

Chris Teachout

Director, Investor Relations

704-378-7007

investors@jeldwen.com